EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere and Centrica Sign 20-Year LNG
Sale and Purchase Agreement for LNG Exports from Sabine Pass

▪	Centrica contracts for approximately 1.75 mmtpa of Train 5 LNG volumes

▪	Cheniere has contracted a total of 3.75 mmtpa of Train 5 LNG volumes

▪	Cheniere now has commercial contracts for five trains at Sabine Liquefaction

Houston, Texas - March 25, 2013 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), has entered into a liquefied natural gas (“LNG”) sale and purchase agreement (“SPA”) with Centrica plc (“Centrica”) under which Centrica has agreed to purchase 91,250,000 MMBtu of annual LNG volumes upon the commencement of Train 5 operations. These volumes represent approximately 1.75 million metric tons per annum (“mmtpa”), which together with the previously announced SPA with Total Gas & Power North America, Inc. (“Total”) brings the total contracted volume to commence with Train 5 operations to 3.75 mmtpa. Sabine Liquefaction now has commercial contracts for five trains.
Sabine Liquefaction is currently developing six liquefaction trains, each with expected nominal capacity of approximately 4.5 mmtpa, adjacent to the Sabine Pass LNG terminal. Sabine Liquefaction has commenced construction of the first two trains and expects to commence construction of the third and fourth trains in the first half of 2013. The permitting process and preliminary engineering have been initiated for the fifth and sixth trains.
Under the SPA, Centrica will purchase LNG on an FOB basis, under which LNG will be loaded onto Centrica's vessels, for a purchase price indexed to the monthly Henry Hub price plus a fixed component. The SPA has a term of twenty years commencing upon the date of first commercial delivery for Train 5, and an extension option of up to ten years. Deliveries from Train 5 are expected to occur as early as 2018. The SPA is subject to certain conditions precedent, including but not limited to Sabine Liquefaction receiving regulatory approvals for Train 5, securing necessary financing arrangements, making a final investment decision, and issuing a notice to proceed for Train 5.
“Centrica is an excellent addition to our customer group, becoming our sixth customer to contract for LNG exports at Sabine Liquefaction,” said Charif Souki, Cheniere's Chairman and CEO. “Centrica serves over 11 million households in Britain - nearly half of the country's homes.  With this contract, exports from the United States will become an important part of the UK's overall energy supply portfolio.”  Souki continued, “In February 2013 we began the mandatory NEPA pre-filing process with FERC for trains five and six, and we anticipate filing the full application as early as September of this year.  In addition, we submitted an application to the DOE last month for FTA and Non-FTA licenses for exports under the Total SPA. We intend to file the license applications for exports under the Centrica SPA in the upcoming weeks.”

Centrica is a top 30 FTSE 100 integrated energy company operating predominantly in the UK and North America. Upstream Centrica sources, generates, processes, trades and stores energy. Downstream Centrica supplies gas and electricity to millions of homes and businesses and offers a range of home energy solutions and low carbon products and services. Businesses include British Gas, which serves around 12 million homes in Britain, nearly half of the country's homes, as well as providing energy to one million UK businesses and Direct Energy, which has businesses in natural gas production, power generation and distribution in North America. For further information, go to www.centrica.com

Additional Information

Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass deep water shipping channel less than four miles from the Gulf Coast.  The Sabine Pass LNG terminal has regasification facilities that include existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 billion cubic feet equivalent (Bcfe), two docks that can accommodate vessels of up to 265,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d.  Cheniere Partners is developing natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the "Liquefaction Project"). Cheniere Partners plans to construct over time up to six natural gas liquefaction trains (“Trains”, each in sequence, “Train 1”, “Train 2”, “Train 3”, “Train 4”, “Train 5” and “Train 6”), which are in various stages of development. Each Train is expected to have a nominal annual capacity of approximately 4.5 mmtpa.  Cheniere Partners' wholly owned subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”), has entered into lump sum turnkey contracts for the engineering, procurement and construction of Train 1, Train 2, Train 3 and Train 4 with Bechtel Oil, Gas and Chemicals, Inc. ("Bechtel").  Sabine Pass Liquefaction has commenced construction of Train 1 and Train 2 and the related new facilities needed to treat, liquefy, store and export natural gas. Construction of Train 3 and Train 4 and the related facilities is expected to commence upon, among other things, obtaining financing commitments sufficient to fund construction of such Trains and making a positive final investment decision. Sabine Pass Liquefaction recently began the development of Train 5 and Train 6 and commenced the regulatory process in February 2013. Sabine Pass Liquefaction has also entered into six third-party LNG sale and purchase agreements ("SPAs"). The customers include BG Gulf Coast LNG, LLC ("BG") for 5.5 mmtpa, Gas Natural Aprovisionamientos SDG S.A. ("Gas Natural Fenosa") for 3.5 mmtpa, Korea Gas Corporation ("KOGAS") for 3.5 mmtpa, GAIL (India) Ltd. ("GAIL") for 3.5 mmtpa, Total Gas & Power North America, Inc. ("Total") for 2.0 mmtpa and Centrica plc (“Centrica”) for 1.75 mmtpa.  In addition, Sabine Pass Liquefaction has entered into an SPA with Cheniere Marketing, LLC ("Cheniere Marketing") for up to 2.0 mmtpa of LNG that is produced but not already committed to third parties. The BG and Cheniere Marketing SPAs commence with the start of Train 1 operations and the Gas Natural Fenosa SPA commences with the start of Train 2 operations.  The KOGAS and GAIL SPAs commence with the start of Train 3 and Train 4 operations, respectively, and the Total and Centrica SPAs commence with the start of Train 5 operations. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
Milestone		Trains 1 & 2	Trains 3 & 4	Trains 5 & 6
▪	DOE export authorization	Received	Received	Initiated Filings
▪	Definitive commercial agreements	Completed 7.7 mmtpa	Completed 8.3 mmtpa
	- BG Gulf Coast LNG, LLC	4.2 mmtpa	1.3 mmtpa
	- Gas Natural Fenosa	3.5 mmtpa
	- KOGAS		3.5 mmtpa
	- GAIL (India) Ltd.		3.5 mmtpa
	- Total Gas & Power N.A.			2.0 mmtpa
	- Centrica plc			1.75 mmtpa
▪	EPC contract	Completed	Completed	2H14
▪	Financing commitments		1H13	1H15
	- Equity	Received
	- Debt	Received
▪	FERC authorization	Received	Received	2H14
	- Certificate to commence construction	Received	2013
▪	Commence construction	Completed	2013	1H15
▪	Commence operations	2015/2016	2016/2017	2018

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259